UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 6, 2007

Orthofix International N.V.
(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

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7 Abraham de Veerstraat
Curacao
Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011-59-99-465-8525

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rule 409A Amendments to Existing Employment Agreements

In an effort to bring the employment agreements for officers of Orthofix International N.V. (“Orthofix” or the “Company”) into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), on December 6, 2007 and December 7, 2007, as applicable, we entered into amended and restated employment agreements with the following individuals through our subsidiary Orthofix Inc.: (i) Alan W. Milinazzo, (ii) Timothy M. Adams, (iii) Raymond C. Kolls, (iv) Thomas Hein, (v) Michael M. Finegan and (vi) Michael Simpson.  The principal purpose of the amendments is to avoid adverse tax consequences under Code Section 409A, including through amendments required or permitted in light of guidance from the Internal Revenue Service with respect to Code Section 409A arising since the agreements were originally entered into.  This includes amendments with respect to the timing of severance and bonus payments, definitional issues arising under Code Section 409A, exerciseability of stock options and savings clauses.  In addition to the amendments related to Code Section 409A, we made certain other technical changes to the employment agreements in an effort to update them including, among other changes, the most current particulars applicable to each executive, including title and compensation. Except as otherwise noted in this Form 8-K, a detailed description of the material terms of the employment agreements of the Company’s named executive officers (including compensation) is set forth in the Company’s 2007 proxy statement under the headings “Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control” and elsewhere therein. Additional information with respect to the employment arrangement of Mr. Adams is found in the Company’s Form 8-K filings dated November 6, 2007 and November 19, 2007, and further information with respect to the employment arrangement of Thomas Hein (“Mr. Hein”) is set forth below.

Entry into Letter Agreement with Thomas Hein

As previously announced and described in Orthofix’s Form 8-K dated November 6, 2007, Mr. Hein ceased serving as Vice President, Chief Financial Officer (“CFO”), Treasurer and Assistant Secretary of the Company and was re-appointed Executive Vice President – Finance of Orthofix as of November 19, 2007.  In order to induce Mr. Hein to remain with the Company in such capacity, we entered into a letter agreement (the “Letter Agreement”) with Mr. Hein through Orthofix Inc. on December 6, 2007.  The Letter Agreement memorializes the understanding between Mr. Hein and Orthofix as to the rights held by Mr. Hein in conjunction with his transition to Executive Vice President – Finance.  A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference. The summary below of the Letter Agreement is qualified in all respects by Exhibit 10.1.

Prior to his entry into the Letter Agreement, as a result of the appointment of a new CFO, Mr. Hein had the right to terminate his employment by resigning for “Good Reason” (as defined in his original employment agreement).  As a result, he would have been entitled to a series of severance benefits including a right to (a) payment of a one-time lump sum of $407,726 (the “Good Reason Payment”), (b) acceleration of the vesting of all stock options, (c) payment of a bonus through his date of termination and (d) various other benefits, including outplacement services and certain welfare benefits.  In order to induce Mr. Hein to remain with Orthofix and in exchange for Mr. Hein temporarily waiving the benefits under his employment agreement, Mr. Hein was offered the opportunity to earn a retention bonus of $150,000 (the “Retention Bonus”), payable on July 15, 2008, as long as Mr. Hein (a) remains an employee through July 15, 2008 (the “Transition Period”) and (b)  works in good faith, as reasonably determined by Orthofix, with the new CFO to complete a plan for the transition of his current duties and responsibilities to the new CFO.

The following outlines when under the Letter Agreement Mr. Hein would receive his material Good Reason benefits and, if earned, the Retention Bonus (other than incentive compensation, which is outlined below).  If Mr. Hein:

a.           voluntarily terminates employment before July 15, 2008, he would receive his Good Reason Payment and other benefits, but he would not receive the Retention Bonus;

b.           dies before July 15, 2008, his beneficiary would receive his Good Reason Payment, other benefits and the Retention Bonus;

c.           remains employed until July 15, 2008, but does not accept a long-term role with the Company, or is not offered a long-term role, for any reason (Orthofix is not obligated to offer, nor is Mr. Hein obligated to accept, any long-term role), he would receive his Good Reason Payment and other benefits plus the Retention Bonus; and

d.           remains employed until July 15, 2008, and accepts a long-term role, then he would receive the Retention Bonus, but not receive the Good Reason Payment or any other benefits under his employment agreement as a result of the Good Reason event.

With respect to bonus (incentive) compensation payable under his employment agreement, if Mr. Hein:

a.           remains employed through December 31, 2007, he will receive his 2007 incentive compensation as if he continued in the role of CFO through such date;

b.           terminates employment for any reason prior to December 31, 2007, then he will receive his incentive compensation only through November 19, 2007; and

c.           remains employed on or after January 1, 2008, he will be eligible for fiscal year 2008 incentive compensation in his new role; provided, however, if Mr. Hein terminates his employment after January 1, 2008, but on or before July 15, 2008 (unless he is terminated for Cause), he will receive incentive compensation on a pro rata basis only for fiscal year 2008 through the date of the termination of his employment.

While the severance rights described above were triggered under the employment agreement of Mr. Hein in effect on November 19, 2007, as noted above, Mr. Hein entered into an amended and restated employment agreement on December 7, 2007, reflecting his new title and otherwise including the referenced Code Section 409A changes.  Following that date, any references to the original employment agreement in the Letter Agreement are construed as references to the new agreement; provided, however, that until the earlier of (a) the end of the Transition Period and (b) Mr. Hein ceasing to be an employee, Mr. Hein will be an at-will employee and, in the event of any termination of his employment, he would not be entitled to any sums or other payments or benefits, other than as specifically provided in the Letter Agreement.  During the Transition Period, Mr. Hein will continue to receive his current salary ($281,190 on an annualized basis) and benefits as set forth in his employment agreement and Orthofix may only terminate Mr. Hein’s employment for “Cause” (as defined in his employment agreement).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

10.1	Form of Letter Agreement between Orthofix International N.V. and Thomas Hein dated December 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Raymond C. Kolls
Name:	Raymond C. Kolls
Title:	Senior Vice President, General Counsel &
Corporate Secretary